Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Ron Albrecht, Chief Financial Officer
Innovative Solutions & Support, Inc.
610-646-0350

Innovative Solutions & Support appoints Ronald Albrecht as CFO

Exton, PA.— August 24, 2010—Innovative Solutions & Support Corporation (ISSC) announces the appointment of Ronald (Ron) Albrecht as interim Chief Financial Officer.  Mr. Albrecht joins ISSC after a twenty-seven year career with Smiths Aerospace (UK) and later GE Aviation Systems (GEAS) following the GEAS purchase of Smiths Aerospace in 2007.  He has executive experience in both operational and financial roles.  Recently, he has served as Vice President and General Manager of Smiths and later GEAS’ Electro Mechanical Businesses.  Prior to his operational roles, he served as Chief Financial Officer of Smiths Aerospace, based in London.  In addition, he has substantial mergers and acquisition and strategic planning experience.

Following the appointment of a full time Chief Financial Officer at ISSC, the company expects that Mr. Albrecht will join its Board of Directors.

Mr. Albrecht graduated from Dartmouth College with a B.A. in government and economics and from Stanford University with an M.B.A. in finance.  He has a California CPA license (Inactive).  He resides with his wife near Philadelphia, Pennsylvania.

About Innovative Solutions & Support, Inc.

Headquartered in Exton, PA., Innovative Solutions & Support, Inc. (www.innovative-ss.com) designs, manufactures and markets flat-panel display systems, flight information computers and advanced monitoring systems that measure and display primary and other critical flight information. This includes data relative to aircraft separation, airspeed and altitude as well as engine and fuel data measurements.

Certain matters contained herein that are not descriptions of historical facts are “forward-looking” (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause results to differ materially, for either better or worse, from those expressed or implied by such forward-looking statements include, but are not limited to, those discussed in filings made by the Company with the Securities and Exchange Commission. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflects management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.